Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS FIRST QUARTER EPS UP 24%

ON RECORD REVENUES

DALLAS, TX (July 25, 2016) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2017 ended June 30, 2016. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s first quarter):

Company First Quarter Results

•	Record revenues of $297.5 million, up 4%
•	Earnings before interest and income taxes of $71.2 million, up 18%
•	Net Earnings of $45.3 million, up 20%
•	Net earnings per diluted share of $0.93, up 24%

Other Highlights

•	Eagle repurchased 525,000 shares of its common stock
•	Net debt-to-capitalization ratio of 32%

Eagle’s construction products and building materials businesses performed well during the quarter, with the Cement business reporting record first quarter operating earnings of $31.6 million. First quarter cash flow from operations improved 162% and was used to fund capital improvements, pay dividends, reduce debt and repurchase shares. Eagle ended the quarter with a net debt-to-capitalization ratio of 32%.

Cement, Concrete and Aggregates

Cement revenues for the first quarter, including joint venture and intersegment revenues, totaled $144.8 million, which was 13% higher than the same quarter last year. The average net sales price for this quarter was $100.63 per ton, 2% higher than the same quarter last year. Wholly-owned average net sales prices improved 6% from the same quarter last year. The average net cement sales price at our Joint Venture declined year-over-year reflecting the shift from oil well cement to construction grade-cement over the past year; however, profitability remained strong at the Joint Venture. Total Cement sales volumes for the quarter were 1.3 million tons, 4% higher than the same quarter a year ago.

Operating earnings from Cement for the first quarter were a record $31.6 million and 23% greater than the same quarter a year ago. The earnings improvement was driven primarily by improved average net cement sales prices and cement sales volumes and $3.1 million of earnings from the Skyway Cement facility we acquired in July of 2015.

Concrete and Aggregates reported revenues for the first quarter of $34.5 million, an increase of 22%. First quarter operating earnings were $3.7 million for the first quarter, a 91% improvement from the same quarter a year ago, reflecting improved concrete and aggregates pricing and sales volumes.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the first quarter totaled $141.6 million, which were 4% greater than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $157.69 per MSF, 4% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 587 million square feet (MMSF) represents a 2% increase from the same quarter last year. Paperboard sales volumes for the quarter were a record 83,000 tons, 20% greater than the same quarter a year ago. The average Paperboard net sales price this quarter was $498.92 per ton, 1% less than the same quarter a year ago.

Gypsum Wallboard and Paperboard reported first quarter operating earnings of $50.6 million, up 8% from the same quarter last year. The earnings improvement reflects improved Gypsum Wallboard and Paperboard sales volumes and lower operating costs primarily driven by lower natural gas prices during the quarter.

Oil and Gas Proppants

Oil and Gas Proppants reported first quarter revenues of $5.1 million, a 78% decrease from the prior year reflecting a 68% decline in frac sand sales volumes. The first quarter’s operating loss of $5.9 million compares with an operating loss of $5.6 million in the same quarter a year ago. Our frac sand business continues to be impacted by the significant slowdown in oil and gas drilling activity over the past eighteen-months; however, we continue to right-size the business to match our business with current activity levels.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on July 25, 2016. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; the impact of our bylaws forum selection clause on stockholder disputes; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. This report is filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1	Statement of Consolidated Earnings
Attachment 2	Revenues and Earnings by Lines of Business (Quarter)
Attachment 3	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
Attachment 4	Consolidated Balance Sheets
Attachment 5	Segment Depreciation, Depletion and Amortization

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2016	2015
Revenues	$297,504	$284,963
Cost of Goods Sold	225,549	223,866

Gross Profit	71,955	61,097
Equity in Earnings of Unconsolidated Joint Venture	7,980	7,830
Corporate General and Administrative Expenses	(9,833)	(8,991)
Other, net	1,075	435

Earnings before Interest and Income Taxes	71,177	60,371
Interest Expense, net	(3,901)	(4,486)

Earnings before Income Taxes	67,276	55,885
Income Tax Expense	(21,932)	(18,123)

Net Earnings	$45,344	$37,762

NET EARNINGS PER SHARE
Basic	$0.94	$0.76

Diluted	$0.93	$0.75

AVERAGE SHARES OUTSTANDING
Basic	48,014,195	49,767,424

Diluted	48,522,207	50,450,908

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2016	2015
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$113,262	$115,052
Gypsum Paperboard	28,309	20,767

	141,571	135,819
Cement (Wholly Owned)	116,369	98,039
Oil and Gas Proppants	5,096	22,825
Concrete and Aggregates	34,468	28,280

Total	$297,504	$284,963

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$39,336	$40,894
Gypsum Paperboard	11,227	6,030

	50,563	46,924
Cement:
Wholly Owned	23,620	17,883
Joint Venture	7,980	7,830

	31,600	25,713
Oil and Gas Proppants	(5,912)	(5,636)
Concrete and Aggregates	3,684	1,926
Other, net	1,075	435

Sub-total	$81,010	$69,362
Corporate General and Administrative Expense	(9,833)	(8,991)

Earnings before Interest and Income Taxes	$71,177	$60,371

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2016	2015	Change
Gypsum Wallboard (MMSF’s)	587	577	+2%
Cement (M Tons):
Wholly Owned	1,033	991	+4%
Joint Venture	218	212	+3%

	1,251	1,203	+4%
Paperboard (M Tons):
Internal	29	28	+4%
External	54	41	+32%

	83	69	+20%
Concrete (M Cubic Yards)	287	249	+15%
Aggregates (M Tons)	944	667	+42%
Frac Sand (M Tons)	74	231	-68%

	Average Net Sales Price *
	Quarter Ended June 30,
	2016	2015	Change
Gypsum Wallboard (MSF)	$157.69	$163.46	-4%
Cement (Ton)	$100.63	$98.39	+2%
Paperboard (Ton)	$498.92	$503.80	-1%
Concrete (Cubic Yard)	$92.73	$92.04	+1%
Aggregates (Ton)	$8.30	$7.94	+5%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues ($ in thousands)
	Quarter Ended June 30,
	2016	2015
Intersegment Revenues:
Cement	$3,535	$3,126
Paperboard	14,506	14,551
Concrete and Aggregates	283	252

	$18,324	$17,929

Cement Revenues:
Wholly Owned	$116,369	$98,039
Joint Venture	24,888	27,011

	$141,257	$125,050

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31, 2016*
	2016	2015
ASSETS
Current Assets –
Cash and Cash Equivalents	$9,180	$7,551	$5,391
Accounts and Notes Receivable, net	142,298	135,696	120,221
Inventories	240,999	234,741	243,595
Federal Income Tax Receivable	—	—	5,623
Prepaid and Other Assets	8,020	10,110	5,173

Total Current Assets	400,497	388,098	380,003

Property, Plant and Equipment –	2,083,592	1,988,971	2,072,776
Less: Accumulated Depreciation	(837,242)	(759,979)	(817,465)

Property, Plant and Equipment, net	1,246,350	1,228,992	1,255,311
Investments in Joint Venture	48,700	49,199	49,465
Notes Receivable	2,652	2,803	2,672
Goodwill and Intangibles	163,298	207,047	165,827
Other Assets	27,588	32,209	30,357

	$1,889,085	$1,908,348	$1,883,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$61,322	$61,037	$66,614
Accrued Liabilities	40,509	36,373	45,975
Federal Income Tax Payable	9,919	11,606	—
Current Portion of Senior Notes	8,000	57,045	8,000

Total Current Liabilities	119,750	166,061	120,589

Long-term Liabilities	58,642	68,876	61,122
Bank Credit Facility	373,000	341,000	382,000
Senior Notes	117,714	125,714	117,714
Deferred Income Taxes	163,536	158,472	161,679
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,391,969; 50,357,355 and 48,526,843 Shares, respectively	484	504	485
Capital in Excess of Par Value	144,076	277,026	168,969
Accumulated Other Comprehensive Losses	(11,097)	(11,748)	(11,409)
Retained Earnings	922,980	782,443	882,486

Total Stockholders’ Equity	1,056,443	1,048,225	1,040,531

	$1,889,085	$1,908,348	$1,883,635

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Segment Depreciation, Depletion and Amortization

(dollars in thousands)

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended June 30, 2016 and 2015:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended June 30,
	2016	2015
Cement	$8,611	$7,866
Gypsum Wallboard	4,762	4,786
Paperboard	2,100	2,053
Oil and Gas Proppants	5,184	7,559
Concrete and Aggregates	1,749	1,505
Other	457	495

	$22,863	$24,264